                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Univision Communications Inc.:

     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey

September 26, 1996